                                                                    EXHIBIT 99.1
                            LETTER OF TRANSMITTAL
                                  TO TENDER
           UNREGISTERED 10 3/8% SENIOR SUBORDINATED NOTES DUE 2006
                                     of
                       INTERNATIONAL HOME FOODS, INC.
    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED ___________, 1996

================================================================================
THE EXCHANGE  OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
   CITY TIME, ON _______________, 1997 (THE "EXPIRATION DATE"), UNLESS THE
                 EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
================================================================================

                THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                   UNITED STATES TRUST COMPANY OF NEW YORK

                      By Registered or Certified Mail,
                      by Overnight Courier or by Hand:

                   United States Trust Company of New York
                                P.O. Box 844
                               Cooper Station
                       New York, New York  10276-0844

                                  By Hand:
                   United States Trust Company of New York
                                111 Broadway
                                 Lower Level
                           Corporate Trust Window
                          New York, New York 10006

                            By Overnight Courier:
                   United States Trust Company of New York
                                770 Broadway
                          New York, New York 10003
                           Attn:  Corporate Trust

                                By Facsimile:
                               (212) 420-6152

                            Confirm by Telephone:
                               (800) 548-6565

        (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by
                  hand, or by overnight delivery service.)

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    IF YOU WISH TO EXCHANGE UNREGISTERED 10 3/8% SENIOR SUBORDINATED NOTES DUE 2006 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 10 3/8% SENIOR SUBORDINATED NOTES DUE 2006 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                         SIGNATURES MUST BE PROVIDED
            PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                       DESCRIPTION OF TENDERED OLD NOTES


                                                                                             Aggregate
                                                                                             Principal
        Name(s) and Address(es) of Registered Owner(s)                       Certificate       Amount
                  (Please fill in, if blank)                                  Number(s)       Tendered
----------------------------------------------------------------------------------------------------------------

                                                                            ------------------------------------

                                                                            ------------------------------------

                                                                            ------------------------------------

                                                                            ------------------------------------

                                                                            ------------------------------------
                                                                                Total
                                                                              Principal
                                                                              Amount of
                                                                                Notes
                                                                              Tendered
================================================================================================================

LADIES AND GENTLEMEN:

    1. The undersigned hereby tenders to International Home Foods, Inc., a Delaware corporation (the "Company"), the 10 3/8% Senior Subordinated Notes due 2006 (the "Old Notes") described above pursuant to the Company's offer of $1,000 principal amount of 10 3/8% Senior Subordinated Notes due 2006 (the "New Notes") in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in the Prospectus dated ____________, 1996 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

    2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

    3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4.   The undersigned hereby represents and warrants that:

          (a) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

          (b) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

          (c) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

          (d) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

    5. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    6. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

    7. Unless otherwise indicated herein under "Special Delivery Instructions," please issue the certificates for the New Notes in the name of the undersigned.

================================================================================

                        SPECIAL DELIVERY INSTRUCTIONS
                             (See Instruction 1)

        To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

               Mail [ ]   Issue [ ]   (check appropriate boxes) certificates to:

        Name:
             ------------------------------------------------------------------
                                (PLEASE PRINT)
        Address:
                ---------------------------------------------------------------

                ---------------------------------------------------------------

                ---------------------------------------------------------------
                             (INCLUDING ZIP CODE)

================================================================================





================================================================================

                      SPECIAL BROKER-DEALER INSTRUCTIONS
                                 (See Item 5)

      [ ] Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.


      Name:
           --------------------------------------------------------------------
                                (PLEASE PRINT)
      Address:
              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------
                             (INCLUDING ZIP CODE)

================================================================================

================================================================================

                                   SIGNATURE

To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.


      X
        -----------------------------------------------------------------------

      X
        -----------------------------------------------------------------------
         SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATURE

      Dated:
             ------------------------------------------------------------------
      Name(s):
               ----------------------------------------------------------------


      -------------------------------------------------------------------------
                            (PLEASE TYPE OR PRINT)
      Capacity:
                ---------------------------------------------------------------

      Address:
               ----------------------------------------------------------------

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
                             (INCLUDING ZIP CODE)

      Area Code and Telephone No.:
                                  ---------------------------------------------



              SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

       Certain Signatures Must be Guaranteed by an Eligible Institution


      -------------------------------------------------------------------------
            (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

      -------------------------------------------------------------------------
      (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE)
                                   OF FIRM)


      -------------------------------------------------------------------------
                            (AUTHORIZED SIGNATURE)

      -------------------------------------------------------------------------
                                (PRINTED NAME)


      -------------------------------------------------------------------------
                                   (TITLE)

      Dated:
             ------------------------------------------------------------------




================================================================================

              PLEASE READ THE INSTRUCTIONS ON THE FOLLOWING PAGE,
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

         1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"), unless the box titled "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

         2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD NOTES. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

         THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.
NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

         If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

         4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.